                                                                    EXHIBIT 99.1

                            ADOPTION AGREEMENT FOR

                     THE MINNESOTA LIFE INSURANCE COMPANY
                    NON-STANDARDIZED 401(K) PROFIT SHARING
                                PLAN AND TRUST

     The undersigned Employer adopts The Minnesota Life Insurance Company Non-Standardized 401(k) Profit Sharing Plan and Trust for those Employees who shall qualify as Participants hereunder, to be known as the

A1   Braun Consulting, Inc. Retirement Savings Plan
     -------------------------------------------------------------------------
                               (Enter Plan Name)

It shall be effective as of the date specified below. The Employer hereby selects the following Plan specifications:

CAUTION: The failure to properly fill out this Adoption Agreement may result in disqualification of the Plan.

EMPLOYER INFORMATION

B1   Name of Employer       Braun Consulting, Inc.
                            --------------------------------------------------

                            __________________________________________________

B2   Address   30 West Monroe, Suite 300
               ---------------------------------------------------------------

               Chicago                ,             IL              60603
               ------------------------        ------------      -------------
                         City                     State                   Zip

     Telephone (312) 984-7045
               ------------------------------
B3   Employer Identification Number 36-3702425
                                    -----------

B4   Date Business Commenced 1993
                             ------------------

B5   TYPE OF ENTITY

     a.  ( )   S Corporation
     b.  ( )   Professional Service Corporation
     c.  (X)   Corporation
     d.  ( )   Sole Proprietorship
     e.  ( )   Partnership
     f.  ( )   Other ____

     AND, is the Employer a member of...
         g.    a controlled group? ( ) Yes  (X) No
         h.    an affiliated service group?  ( ) Yes  (X) No

B6       NAME(S) OF TRUSTEE(S)

         a.    Steven J. Braun
               -----------------------------------------------------------

         b.    John C. Burke
               -----------------------------------------------------------

         c.    Gregory A. Ostendorf
               -----------------------------------------------------------

         d.    ___________________________________________________________

         e.    ___________________________________________________________

B7       TRUSTEES' ADDRESS

         a.    (X)   Use Employer Address

         b.    ( )   _____________________________________________________
                                             Street

                     ________________________,  __________    ____________
                              City                State           Zip

B8       LOCATION OF EMPLOYER'S PRINCIPAL OFFICE:

         a.    (X)   State   b.  ( ) Commonwealth of c. Illinois and this Plan
                                                        --------
                         and Trust shall be governed under the same.

B9       EMPLOYER FISCAL YEAR means the 12 consecutive month period:

         Commencing on a.  January 1                    (e.g., January 1st) and
                          -----------------------------
                                 month        day

         ending on b.  December 31                  .
                      ------------------------------
                              month      day

PLAN INFORMATION

C1   EFFECTIVE DATE

     This Adoption Agreement of The Minnesota Life Insurance Company Non-Standardized 401(k) Profit Sharing Plan and Trust shall:

     a.   ( )    establish a new Plan and Trust effective as of ___ (hereinafter called the "Effective Date").

     b.   (X)    constitute an amendment and restatement in its entirety of a previously established qualified Plan and Trust of the Employer which was effective January 1, 1995 (hereinafter called the
                                     ---------------
                 "Effective Date"). Except as specifically provided in the Plan, the effective date of this amendment and restatement is May 1,
                                                                         ------
                 2000 (For TRA '86 amendments, enter the first day of the first
                 ----
                 Plan Year beginning in 1989).


C2   PLAN YEAR means the 12 consecutive month period:

     Commencing on a. January 1   (e.g., January 1st) and
                      ----------

     ending on b.  December 31
                   ------------

     IS THERE A SHORT PLAN YEAR?

         c.   (X)   No
         d.   ( )   Yes, beginning ---------------------

                    and ending
                               -------------------------.

C3   ANNIVERSARY DATE of Plan (Annual Valuation Date)

     a.  December 31
         ---------------------
            month       day

C4   PLAN NUMBER assigned by the Employer (select one)

     a. (X) 001   b. ( ) 002   c. ( ) 003   d. ( ) Other

C5 NAME OF PLAN ADMINISTRATOR (Document provides for the Employer to appoint an Administrator. If none is named, the Employer will become the Administrator.)

     a.   (X)   Employer (Use Employer Address)

     b.   ( )   Name _______________________________________________________

                Address   ( ) Use Employer Address

                          __________________________________________________

                          ____________,  __________  ______________________
                                City        State              Zip

                Telephone ____________________________________

                Administrator's I.D. Number __________________

C6       PLAN'S AGENT FOR SERVICE OF LEGAL PROCESS

         a.   (X)   Employer (Use Employer Address)

         b.   ( )   Name ___________________________________________________

                    Address _______________________________________________

                            _______________________________________________

ELIGIBILITY, VESTING AND RETIREMENT AGE

D1   ELIGIBLE EMPLOYEES (Plan Section 1.15) shall mean:

     a.  ( )  all Employees who have satisfied the eligibility requirements.
     b. (X) all Employees who have satisfied the eligibility requirements except those checked below:

         1.   ( )   Employees paid by commissions only.
         2.   (X)   Employees hourly paid.
         3.   ( )   Employees paid by salary.
         4.   (X)   Employees whose employment is governed by a collective
                    bargaining agreement between the Employer and "employee
                    representatives" under which retirement benefits were the
                    subject of good faith bargaining. For this purpose, the term
                    "employee representatives" does not include any organization more than half of whose members are employees who are
                    owners, officers, or executives of the Employer or two
                    percent or less of whose members are professional as defined in Regulation 1.410(b)-9.
         5.   ( )   Highly Compensated Employees.
         6.   ( )   Employees who are non-resident aliens who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer which constitutes income from sources within
                    the United States (within the meaning of Code Section
                    861(a)(3)).
         7.   (X)   Other  Leased employees
                          ------------------

     NOTE: For purposes of this section, the term Employee shall include all Employees of this Employer and any leased employees deemed to be Employees under Code Section 414(n) or 414(o).

D2   EMPLOYEES OF AFFILIATED EMPLOYERS (Plan Section 1.16)

     Employees of Affiliated Employers:

         a.   (X)   will not or N/A
         b.   ( )   will

     be treated as Employees of the Employer adopting the Plan.

     NOTE: If D2b is elected, each Affiliated Employer should execute this Adoption Agreement as a Participating Employer.

D3 HOURS OF SERVICE (Plan Section 1.31) will be determined on the basis of the method selected below. Only one method may be selected. The method selected will be applied to all Employees covered under the Plan.

     a. ( ) On the basis of actual hours for which an Employee is paid or entitled to payment.
     b. ( ) On the basis of days worked. An Employee will be credited with ten (10) Hours of Service if under the Plan such Employee would be credited with at least one (1) Hour of Service during the day.
     c. ( ) On the basis of weeks worked. An Employee will be credited forty-five (45) Hours of Service if under the Plan such Employee would be credited with at least one (1) Hour of Service during the week.
     d. (X) On the basis of semi-monthly payroll periods. An Employee will be credited with ninety-five (95) Hours of Service if under the Plan such Employee would be credited with at least one (1) Hour of Service during the semi-monthly payroll period.
     e. ( ) On the basis of months worked. An Employee will be credited with one hundred ninety (190) Hours of Service if under the Plan such Employee would be credited with at least one (1) Hour of Service during the month.

D4   CONDITIONS OF ELIGIBILITY (Plan Section 3.1)
     (Check either a OR b and c, and if applicable, d)

     Any Eligible Employee will be eligible to participate in the Plan if such Eligible Employee has satisfied the service and age requirements, if any, specified below:

     a.   ( )  NO AGE OR SERVICE REQUIRED.

     b. (X) SERVICE REQUIREMENT (may not exceed 1 year or 1/2 year if only annual entry dates are permitted.)

          1.   (X)   None
          2.   ( )   1/2 Year of Service
          3.   ( )   1 Year of Service
          4.   ( )   Other __________

     c. (X) AGE REQUIREMENT (may not exceed 21 or 20 1/2 if only annual entry dates are permitted)

          1.   ( )  N/A - No Age Requirement.
          2.   ( )  20 1/2
          3.   (X)  21
          4.   ( )  Other _________

     d. ( ) FOR NEW PLANS ONLY - Regardless of any of the above age or service requirements, any Eligible Employee who was employed on the Effective Date of the Plan shall be eligible to participate hereunder and shall enter the Plan as of such date.

D5 EFFECTIVE DATE OF PARTICIPATION (Plan Section 3.2) An Eligible Employee shall become a Participant as of:

     a. ( ) the earlier of the first day of the seventh month or the first day of the Plan Year coinciding with or next following the date on which he met the requirements.
     b. ( ) the first day of the Plan Year next following the date on which he met the requirements. (Eligibility must be 1/2 Year of Service or less and age 20 1/2 or less.)
     c.   (X)  Other: the first day of the month coinciding with or next
                      --------------------------------------------------
               following the date on which he met the requirements, provided
               ---------------------------------------------------
               that an Employee who has satisfied the maximum age and service requirements that are permissible in Section D4 above and who is otherwise entitled to participate, shall commence participation no later than the earlier of (a) 6 months after such requirements are satisfied, or (b) the first day of the first Plan Year after such requirements are satisfied, unless the Employee separates from service before such participation date.

D6   VESTING OF PARTICIPANT'S INTEREST (Plan Section 6.4(b))

     The vesting schedule, based on number of Years of Service, shall be as follows:

     a. ( ) 100% upon entering Plan. (Required if eligibility requirement is greater than one (1) Year of Service.)

     b.   ( )  0-2 years               0%      c.  ( ) 0-4 years          0%
                 3 years             100%                5 years        100%

     d.   ( )  0-1 year                0%      e.  ( )   1 year          25%
                 2 years              20%                2 years         50%
                 3 years              40%                3 years         75%
                 4 years              60%                4 years        100%
                 5 years              80%
                 6 years             100%

     f.   ( )    1 year               20%      g.  ( ) 0-2 years          0%
                 2 years              40%                3 years         20%
                 3 years              60%                4 years         40%
                 4 years              80%                5 years         60%
                 5 years             100%                6 years         80%
                                                         7 years        100%

     h.   (X)    Other - Must be at least as liberal as either c or g above.

                         Years of Service           Percentage

                                 1                      0%
                         ----------------           ----------
                                 2                     25%
                         ----------------           ----------
                                 3                     50%
                         ----------------           ----------
                                 4                     75%
                         ----------------           ----------
                                 5                    100%
                         ----------------           ----------

                         ----------------           ----------

                         ----------------           ----------

D7 FOR AMENDED PLANS (Plan Section 6.4(f)) If the vesting schedule has been amended to a less favorable schedule, enter the pre-amended schedule below:

     a. (X) Vesting schedule has not been amended or amended schedule is more favorable in all years.

     b.   ( )  Years of Service              Percentage

               --------------------        ----------------

               --------------------        ----------------

               --------------------        ----------------

               --------------------        ----------------

               --------------------        ----------------

               --------------------        ----------------

               --------------------        ----------------

D8 TOP HEAVY VESTING (Plan Section 6.4(c)) If this Plan becomes a Top Heavy Plan, the following vesting schedule, based on number of Years of Service, for such Plan Year and each succeeding Plan Year, whether or not the Plan is a Top Heavy Plan, shall apply and shall be treated as a Plan amendment pursuant to this Plan. Once effective, this schedule shall also apply to any contributions made prior to the effective date of Code Section 416 and/or before the Plan became a Top Heavy Plan.

     a. (X) N/A (D6a, b, d, e, f or h, if h is at least as liberal as any of the foregoing, was selected)

     b.   ( )  0-1 year         0%           c.   ( )  0-2 years            0%
                 2 years       20%                       3 years          100%
                 3 years       40%
                 4 years       60%
                 5 years       80%
                 6 years      100%

     NOTE: This section does not apply to the Account balances of any Participant who does not have an Hour of Service after the Plan has initially become top heavy. Such Participant's Account balance attributable to Employer contributions and Forfeitures will be determined without regard to this section.

D9 VESTING (Plan Section 6.4(h)) In determining Years of Service for vesting purposes, Years of Service attributable to the following shall be EXCLUDED:

     a.   ( )  Service prior to the Effective Date of the Plan or a predecessor
               plan.                                                 b.(X) N/A.
     c.   ( )  Service prior to the time an Employee attained age 18.d.(X) N/A.

D10  PLAN SHALL RECOGNIZE SERVICE WITH PREDECESSOR EMPLOYER

     a.   ( )  No.
     b.   (X)  Yes: Years of Service with any company acquired by Braun
                                          -----------------------------
               Consulting, Inc. shall be recognized for the purpose of this
               ----------------
               Plan.
     c. ( ) Yes: solely for the purposes of eligibility, Years of Service with __ shall be recognized under this Plan.

     NOTE: If the predecessor Employer maintained this qualified Plan, then Years of Service with such predecessor Employer shall be recognized pursuant to Section 1.74, and b. must be marked.

D11  MEASURING YEARS OF SERVICE

     The computation period for determining Years of Service for the purposes of Vesting shall be:

     a.   (X)  the Plan Year
     b. ( ) the (12) consecutive month period commencing on the date the Employee performs an Hour of Service and such subsequent 12 consecutive month period commencing on the anniversary of such date.

D12  NORMAL RETIREMENT AGE ("NRA") (Plan Section 1.42) means:

     a.   (X)  the date a Participant attains his 65th birthday. (not to exceed
                                                  ----
               65th)
     b. ( ) the later of the date a Participant attains his __ birthday (not to exceed 65th) or the c. __ (not to exceed 5th) anniversary of the first day of the Plan Year in which participation in the Plan commenced, but not later than age __.

D13  NORMAL RETIREMENT DATE (Plan Section 1.43) shall commence:

     a.   (X)  as of the Participant's "NRA."

          OR (must select b. or c. AND 1. or 2.)

     b.   ( )  as of the first day of the month...
     c.   ( )  as of the Anniversary Date...
          1.   ( )  coinciding with or next following the Participant's "NRA."
          2.   ( )  nearest the Participant's "NRA."

D14  EARLY RETIREMENT DATE (Plan Section 1.12) means the:

     a.   (X)  No Early Retirement provision provided.
     b.   ( )  date on which a Participant...
     c. ( ) first day of the month coinciding with or next following the date on which a Participant...
     d. ( ) Anniversary Date coinciding with or next following the date on which a Participant...

     AND, if b, c or d was selected...
          1.   ( )  attains his ____ birthday and has
          2.   ( )  completed at least ____ Years of Service.

CONTRIBUTIONS, ALLOCATIONS AND DISTRIBUTIONS

E1   a.   COMPENSATION (Plan Section 1.9) with respect to any Participant means:

          1.   ( )  "415 safe-harbor Compensation."
          2.   (X)  Wages, Tips and Other Compensation Box on Form W-2.
          3. ( ) Compensation as elected in (1) or (2) above but excluding reimbursements or other expense allowances, fringe benefits (cash and non cash), moving expenses, deferred compensation and welfare benefits.

     b.   COMPENSATION shall be

          1.   (X)  actually paid (must be selected if Plan is integrated)
          2. ( ) accrued (generally not available for Limitation Years beginning after December 31, 1991)

     c. HOWEVER, for non-integrated plans, Compensation shall exclude (select all that apply):

          1.   ( )  N/A. No exclusions
          2.   ( )  overtime
          3.   ( )  bonuses
          4.   ( )  commissions
          5.   (X)  other bonuses and commissions solely for purposes of
                          ----------------------------------------------
                    Elective Contributions (E2) and Employer's Matching
                    ---------------------------------------------------
                    Contributions (E4)
                    ------------------

     d.   FOR PURPOSES OF THIS SECTION E1, Compensation shall be based on:

          1.   (X)  the Plan Year.
          2.   ( )  the Fiscal Year coinciding with or ending within the Plan
                    Year.
          3.   ( )  the Calendar Year coinciding with or ending within the Plan
                    Year.

     NOTE: The Limitation Year shall be the same as the year on which Compensation is based unless the Employer elects an alternative 12 consecutive month period herein ____.

     e. HOWEVER, for an Employee's first year of participation, Compensation shall be recognized as of:

          1.   (X)  the first day of the Plan Year.
          2.   ( )  the date the Participant entered the Plan.

     f.   IN ADDITION, COMPENSATION and "414(s) Compensation"
          1. (X) shall 2. ( ) shall not include compensation which is not currently includible in the Participant's gross income by reason of the application of Code Sections 125 (cafeteria plan), 402(a)(8) (401(k) plan), 402(h)(1)(B) (simplified employee pension plan), 403(b) (tax-sheltered annuity), 457 (plan of tax exempt or governmental entities), or 414(h) (employer pickup contributions under a governmental plan).

E2       SALARY REDUCTION ARRANGEMENT - ELECTIVE CONTRIBUTION
         (Plan Section 11.2) Each Employee may elect to have his Compensation reduced by:

         a.   ( ) __%
         b.   ( ) up to__%
         c.   ( ) from __% to __%
         d. (X) up to the maximum percentage allowable not to exceed the limits of Code Sections 401(k), 404 and 415.

         AND...

         e. (X) A Participant may elect to commence salary reductions as of the first day of any month (ENTER AT LEAST ONE DATE OR
                  --------------------------
                  PERIOD). A Participant may modify the amount of salary reductions as of the first day of any month (ENTER AT LEAST
                                   --------------------------
                  ONE DATE OR PERIOD).

E3       CASH OR DEFERRED ELECTION - ELECTIVE CONTRIBUTION

         For any Plan Year for which the Employer makes a cash or deferred contribution, each Participant eligible to share in Employer Contributions for such year may elect to receive directly in cash not more than the following portion of his proportionate share (determined as a ratio of the eligible Participant's Compensation for the year to the compensation of all eligible Participants for the year) of the cash or deferred contribution:

         a.   (X) N/A. No cash or deferred election is available
         b.   ( ) __% of the cash or deferred contribution
         c    ( ) All or any portion of the cash or deferred contribution

E4       FORMULA FOR DETERMINING EMPLOYER'S MATCHING CONTRIBUTION
         (Plan Section 11.1(b))

         a.  ( ) N/A. There shall be no matching contributions.
         b. ( ) The Employer shall make matching contributions equal to __% (e.g. 50%) of the Participant's salary reductions.

         c. (X) The Employer may make matching contributions equal to a discretionary percentage, to be determined by the Employer, of the Participant's salary reductions.

         d. ( ) The Employer shall make matching contributions equal to the sum of __% of the portion of the Participant's salary reduction which does not exceed __% of the Participant's Compensation plus __% of the portion of the Participant's salary reduction which exceeds __% of the Participant's Compensation, but does not exceed __% of the Participant's Compensation. The matching contributions shall be based on (check one):

              1.  ( ) salary reductions made during a payroll period.
              2.  ( ) total salary reductions made for the Plan Year.

         e. ( ) The Employer shall make matching contributions equal to the percentage determined under the following schedule:

                      Participant's Total         Matching Percentage
                       Years of Service

                         ______                        ______

                         ______                        ______

                         ______                        ______

         FOR PLANS WITH MATCHING CONTRIBUTIONS

         f. (X) Matching contributions g. ( ) shall h. (X) shall not be used in satisfying the deferral percentage tests. (If used, full vesting and restrictions on withdrawals will apply and the match will be deemed to be an Elective Contribution).
         i. (X) Shall a Year of Service be required in order to share in the matching contributions?

              With respect to Plan Years beginning after 1989...
              1.   ( ) Yes (Could cause Plan to violate minimum participation and coverage requirements under Code Sections 401(a)(26) and 410)
              2.   (X) No

              With respect to Plan Years beginning before 1990...
              1.   (X) N/A, new Plan, or same as years beginning after 1989
              2.   ( ) Yes
              3.   ( ) No

         j. ( ) In determining matching contributions, only salary reductions up to __% of a Participant's Compensation will be matched. This limitation shall be applied on the basis of (check one):

              1.   ( ) salary reductions made during a payroll period.
              2.   ( ) total salary reductions made for the Plan Year.

         k.   (X)  N/A
         l. ( ) The matching contribution made on behalf of a Participant for any Plan Year shall not exceed $__ . m. (X) N/A
         n.   (X)  Matching contributions shall be made on behalf of
              1.   (X) all Participants.
              2.   ( ) only Non-Highly Compensated Employees.

E5 WILL A DISCRETIONARY EMPLOYER CONTRIBUTION BE PROVIDED (OTHER THAN A DISCRETIONARY MATCHING OR QUALIFIED NON-ELECTIVE CONTRIBUTION) (Plan
         Section 11.1(c))?

         a.   (X) No.
         b. ( ) Yes, the Employer may make a discretionary contribution out of its current or accumulated Net Profit.
         c. ( ) Yes, the Employer may make a discretionary contribution which is not limited to its current or accumulated Net Profit.

         IF YES (b. or c. is selected above), the Employer's discretionary contribution shall be allocated as follows:

         d.   ( ) FOR A NON-INTEGRATED PLAN

         The Employer discretionary contribution for the Plan Year shall be allocated in the same ratio as each Participant's Compensation bears to the total of such Compensation of all Participants.

         e.   ( ) FOR AN INTEGRATED PLAN

         The Employer discretionary contribution for the Plan Year shall be allocated in accordance with Plan Section 4.3(b)(2) based on a Participant's Compensation in excess of:

              f.   ( ) The Taxable Wage Base.
              g.   ( ) The greater of $10,000 or 20% of the Taxable Wage Base.
              h.   ( ) __% of the Taxable Wage Base. (see Note below)
              i.   ( ) $ __. (see Note below)


         NOTE:     The integration percentage of 5.7% shall be reduced to:

                   1. 4.3% if h. or i. above is more than 20% and less than or equal to 80% of the Taxable Wage Base.
                   2. 5.4% if h. or i. above is less than 100% and more than 80% of the Taxable Wage Base.

E6       QUALIFIED NON-ELECTIVE CONTRIBUTIONS (Plan Section 11.1(d))

         a.   ( )  N/A.There shall be no Qualified Non-Elective Contributions except as provided in Section 11.5(b) and 11.7(h).
         b.   ( )  The Employer shall make a Qualified Non-Elective Contribution equal to % of the total Compensation of (check one):

              1.   ( ) all Participants eligible to share in the allocations.
              2.   ( ) all Non-Highly Compensated Employees eligible to share in the allocations.

         c. (X) The Employer may make a Qualified Non-Elective Contribution in an amount to be determined by the Employer to (check one):

         1.   ( )  all Participants eligible to share in the allocations.
2.            (X)  all Non-Highly Compensated Employees eligible to share in the allocations.

E7       FORFEITURES (Plan Section 4.3(e))

         Forfeitures of contributions shall be...

               1.   ( ) N/A. Contributions are fully vested.
               2.   ( ) used to reduce the Employer's matching contribution.
               3.   ( ) added to the Employer's discretionary contribution under the Plan.
               4.   ( ) allocated to all Non-Highly Compensated Employee's
                        eligible to share in the allocations in proportion to each such Participant's Compensation for the year.
               5.   ( ) applied as an additional matching contribution.
               6.   (X) used to reduce the Plan's ordinary and necessary
                        administrative expenses.

E8       ALLOCATIONS TO ACTIVE PARTICIPANTS (Plan Section 4.3)
         With respect to Plan Years beginning after 1989, a Participant...

         a.    ( )  shall (Plan may become discriminatory)
         b.    (X)  shall not

         be required to complete a Year of Service based on the Plan Year in order to share in any Non-Elective Contributions (other than matching contributions) or Qualified Non-Elective Contributions. For Plan Years beginning before 1990, the provisions in effect prior to the execution of this amended and restated plan shall apply.

E9       ALLOCATIONS TO TERMINATED PARTICIPANTS (Plan Section 4.3(k))

         Any Participant who terminated employment during the Plan Year (i.e. not actively employed on the last day of the Plan Year) for reasons other than death, Total and Permanent Disability or retirement:

         a. With respect to Employer Non-Elective Contributions (other than matching), Qualified Non-Elective Contributions, and Forfeitures:

               1.   For Plan Years beginning after 1989,

                    i.   ( )  N/A, Plan does not provide for such contributions.
                    ii.  ( )  shall share in the allocations provided such
                              Participant completed more than __ (not over 500) Hours of Service.
                    iii. ( ) shall share in such allocations provided such Participant completed a Year of Service.
                    iv.  (X)  shall not share in such allocations, regardless of
                              Hours of Service.

               2.   For Plan Years beginning before 1990,

                    i.   (X)  N/A, new Plan, or same as for Plan Years beginning
                              after 1989.
                    ii.  ( )  shall share in such allocations provided such
                              Participant completed a Year of Service.
                    iii. ( ) shall not share in such allocations, regardless of Hours of Service.

         NOTE: If a.1.iii or iv is selected, the Plan could violate minimum participation and coverage requirements under Code Sections 401(a)(26) and 410.

         b. With respect to the allocation of Employer Matching Contributions, a Participant:

               1.  For Plan Years beginning after 1989,

                    i.   ( ) N/A, Plan does not provide for matching
                             contributions.
                    ii.  (X) shall share in the allocations, regardless of Hours of Service.
                    iii. ( ) shall share in the allocations provided such
                             Participant completed more than __ (not over 500) Hours of Service.
                    iv.  ( ) shall share in such allocations provided such
                             Participant completed a Year of Service.
                    v.   ( ) shall not share in such allocations, regardless of
                             Hours of Service.

               2.   For Plan Years beginning before 1990,

                    i.   (X) N/A, new Plan, or same as years beginning after
                             1989.
                    ii.  ( ) shall share in the allocations, regardless of Hours of Service.
                    iii. ( ) shall share in such allocations provided such
                             Participant completed a Year of Service.
                    iv.  ( ) shall not share in such allocations, regardless of
                             Hours of Service.

         NOTE: If b.1.iv or v is selected, the Plan could violate minimum participation and coverage requirements under Code Section 401(a)(26) and 410.

         c.    ( )  A Participant who terminated employment during the Plan Year due to death, disability or retirement shall also be subject to the conditions specified under (b) and (a) of this Section E9 unless their employment is terminated due to (check all that apply):

               1.   ( )  death
               2.   ( )  disability
               3.   ( )  retirement

E10  LIMITATIONS ON ALLOCATIONS (Plan Section 4.4)

     a. If any Participant is or was covered under another qualified defined contribution plan maintained by the Employer, other than a Master or Prototype Plan, or if the Employer maintains a welfare benefit fund, as defined in Code Section 419(e), or an individual medical account, as defined in Code Section 415(l)(2), under which amounts are treated as Annual Additions with respect to any Participant in this Plan:

          1.   (X)  N/A.
          2. ( ) The provisions of Section 4.4(b) of the Plan will apply as if the other plan were a Master or Prototype Plan.
          3. ( ) Provide the method under which the Plans will limit total Annual Additions to the Maximum Permissible Amount, and will properly reduce any Excess Amounts, in a manner that precludes Employer discretion.

     b. If any Participant is or ever has been a Participant in a defined benefit plan maintained by the Employer:

          1.   (X)  N/A.
          2. ( ) In any Limitation Year, the Annual Additions credited to the Participant under this Plan may not cause the sum of the Defined Benefit Plan Fraction and the Defined Contribution Fraction to exceed 1.0. If the Employer's contribution that would otherwise be made on the Participant's behalf during the limitation year would cause the 1.0 limitation to be exceeded, the rate of contribution under this Plan will be reduced so that the sum of the fractions equals 1.0. If the
                    1.0 limitation is exceeded because of an Excess Amount, such Excess Amount will be reduced in accordance with Section 4.4(a)(4) of the Plan.
          3. ( ) Provide the method under which the Plans involved will satisfy the 1.0 limitation in a manner that precludes Employer discretion.

E11  DISTRIBUTIONS UPON DEATH (Plan Section 6.6(h))
     Distributions upon the death of a Participant prior to receiving any benefits shall...

     a. (X) be made pursuant to the election of the Participant or beneficiary.
     b. ( ) begin within 1 year of death for a designated beneficiary and be payable over the life (or over a period not exceeding the life expectancy) of such beneficiary, except that if the beneficiary is the Participant's spouse, begin within the time the Participant would have attained age 70 1/2.
     c.   ( )  be made within 5 years of death for all beneficiaries.
     d.   ( )  other ____

E12 LIFE EXPECTANCIES (Plan Section 6.5(f)) for minimum distributions required pursuant to Code Section 401(a)(9) shall...

     a.   (X)  be recalculated at the Participant's election.
     b.   ( )  not be recalculated.

E13  CONDITIONS FOR DISTRIBUTIONS UPON TERMINATION
     Distributions upon termination of employment pursuant to Section 6.4(a) of the Plan shall not be made unless the following conditions have been satisfied:

     a. (X) N/A. Immediate distributions may be made at Participant's election.
     b.   ( )  The Participant has incurred ____ 1-Year Break(s) in Service.
     c.   ( )  The Participant has reached his or her Early or Normal
               Retirement Age.
     d. ( ) Distributions may be made at the Participant's election on or after the Anniversary Date following termination of employment.
     e.   ( )  Other ____

E14  FORM OF DISTRIBUTIONS (Plan Sections 6.5 and 6.6)
     Distributions under the Plan may be made...

     a.   1.   (X)  in lump sums.

     b.   AND, pursuant to Plan Section 6.13,

          1.   ( )  no annuities are allowed (avoids Joint and Survivor rules).
          2.   (X)  annuities are allowed (Plan Section 6.13 shall not apply).

     NOTE: b.1. above may not be elected if this is an amendment to a plan which permitted annuities as a form of distribution or if this Plan has accepted a plan to plan transfer of assets from a plan which permitted annuities as a form of distribution.

     c.  AND may be made in...

         1.    ( )  cash only (except for insurance or annuity contracts).
         2.    (X)  cash or property.

TOP HEAVY REQUIREMENTS

F1 TOP HEAVY DUPLICATIONS (Plan Section 4.3(i)): When a Non-Key Employee is a Participant in this Plan and a Defined Benefit Plan maintained by the Employer, indicate which method shall be utilized to avoid duplication of top heavy minimum benefits.

     a.   (X)  The Employer does not maintain a Defined Benefit Plan.
     b. ( ) A minimum, non-integrated contribution of 5% of each Non-Key Employee's total 415 Compensation shall be provided in this Plan, as specified in Section 4.3(i). (The Defined Benefit and Defined Contribution Fractions will be computed using 100% if this choice is selected.)
     c. ( ) A minimum, non-integrated contribution of 7 1/2% of each Non-Key Employee's total 415 Compensation shall be provided in this Plan, as specified in Section 4.3(i). (If this choice is selected, the Defined Benefit and Defined Contribution Fractions will be computed using 125% for all Plan Years in which the Plan is Top Heavy, but not Super Top Heavy.)
     d. ( ) Specify the method under which the Plans will provide top heavy minimum benefits for Non-Key Employees that will preclude Employer discretion and avoid inadvertent omissions, including any adjustments required under Code Section 415(e).

F2 PRESENT VALUE OF ACCRUED BENEFIT (Plan Section 2.2) for Top Heavy purposes where the Employer maintains a Defined Benefit Plan in addition to this Plan, shall be based on...

     a.   (X)  N/A. The Employer does not maintain a defined benefit plan.

     b.   ( )  Interest Rate: ___

               Mortality Table: ___

F3 TOP HEAVY DUPLICATIONS: Employer maintaining two (2) or more Defined Contribution Plans.

     a.   (X)  N/A.
     b. ( ) A minimum, non-integrated contribution of 3% of each Non-Key Employee's total 415 Compensation shall be provided in the Money Purchase Plan (or other plan subject to Code Section 412), where the Employer maintains two (2) or more non-paired Defined Contribution Plans.
     c. ( ) Specify the method under which the Plans will provide top heavy minimum benefits for Non-Key Employees that will preclude Employer discretion and avoid inadvertent omissions, including any adjustments required under Code Section 415(e).

F4 The minimum allocation requirements for any Top Heavy Plan Year shall be applied (check one):

     a. (X) only to Non-Key Employees who are Participants and who are employed by the Employer on the last day of the Plan Year.
     b. ( ) to both Non-Key and Key Employees who are Participants and who are employed by the Employer on the last day of the Plan Year.

MISCELLANEOUS

G1   LOANS TO PARTICIPANTS (Plan Section 7.4)

     a.   (X)  Yes, loans may be made up to $50,000 or 1/2 Vested interest.
     b.   ( )  No, loans may not be made.

     If YES, (check all that apply)...

     c.   (X)  loans shall be treated as a Directed Investment.
     d.   ( )  loans shall only be made for hardship or financial necessity.

     NOTE: Conditions imposed must not in operation exclude a significant number of Participants from receiving loans.

     e.   (X)  the minimum loan shall be $  1,000.
                                         --------
                                         (not more than $1,000).

     NOTE: Department of Labor Regulations require the adoption of a separate written loan program setting forth the requirements outlined in Plan Section 7.4.

G2 DIRECTED INVESTMENT ACCOUNTS (Plan Section 4.8) are permitted for the interest in any one or more accounts.

     a.   (X)  Yes, regardless of the Participant's Vested interest in the Plan.
     b.   ( )  No directed investments are permitted.
     c. ( ) Yes, regardless of the Participant's Vested interest in the Plan but limited solely to the following plan assets:

G3   TRANSFERS FROM QUALIFIED PLANS (Plan Section 4.6)

     a. (X) Yes, transfers from qualified plans (and rollovers) will be allowed.
     b. ( ) No, transfers from qualified plans (and rollovers) will not be allowed.
     c.   ( )  Yes, but only rollovers from qualified plans will be allowed.

     AND, transfers shall be permitted...

     d.   (X)  from any Employee, even if not a Participant.
     e.   ( )  from Participants only.

G4   EMPLOYEES' VOLUNTARY CONTRIBUTIONS (Plan Section 4.7)

     a. ( ) Yes, Voluntary Contributions are allowed subject to the limits of Section 4.10.
     b.   (X)  No, Voluntary Contributions will not be allowed.

     NOTE: TRA '86 subjects voluntary contributions to strict discrimination rules.

G5   HARDSHIP DISTRIBUTIONS (Plan Sections 6.11 and 11.8)

     a.   ( )  Yes, from any accounts which are 100% Vested.
     b.   (X)  Yes, from Participant's Elective Account only.
     c.   ( )  No.

     NOTE: Distributions from a Participant's Elective Account are limited to the portion of such account attributable to such Participant's Deferred Compensation and earnings attributable thereto up to December 31, 1988. Also hardship distributions are not permitted from a Participant's Qualified Non-Elective Account.

G6   PRE-RETIREMENT DISTRIBUTION (Plan Section 6.10)

     a.   (X)  If a Participant has reached the age of 59 1/2 and completed 0
                                                       ------               -
               Years of Service, distributions may be made, at the Participant's election, from any accounts which are 100% Vested without requiring the Participant to terminate employment.
     b.   ( )  No pre-retirement distribution may be made.

     NOTE: Distributions from a Participant's Elective Account and Qualified Non-Elective Account are not permitted prior to age 59 1/2.

G7 LIFE INSURANCE (Plan Section 7.2(e)) may be purchased with Plan contributions.

     a.   (X)  No life insurance may be purchased.
     b.   ( )  Yes, at the option of the Participant.

The adopting Employer may not rely on an opinion letter issued by the National Office of the Internal Revenue Service as evidence that the plan is qualified under Code Section 401. In order to obtain reliance with respect to plan qualification, the Employer must apply to the appropriate Key District Office for a determination letter.

This Adoption Agreement may be used only in conjunction with basic Plan document #01. This Adoption Agreement and the basic Plan document shall together be known as The Minnesota Life Insurance Company Non-Standardized 401(k) Profit Sharing Plan and Trust #01-005.

The adoption of this Plan, its qualification by the IRS, and the related tax consequences are the responsibility of the Employer and its independent tax and legal advisors.

The Minnesota Life Insurance Company will notify the Employer of any amendments made to the Plan or of the discontinuance or abandonment of the Plan provided this Plan has been acknowledged by The Minnesota Life Insurance Company or its authorized representative. Furthermore, in order to be eligible to receive such notification, we agree to notify The Minnesota Life Insurance Company of any change in address.

IN WITNESS WHEREOF, the Employer and Trustee hereby cause this Plan to be executed on _______________________________. Furthermore, this Plan may not be used unless acknowledged by The Minnesota Life Insurance Company or its authorized representative.

EMPLOYER:

Braun Consulting, Inc.


By:__________________________


_____________________________                  _______________________________
           TRUSTEE                                         TRUSTEE
Steven J. Braun                                John C. Burke

_____________________________                  _________________________________
           TRUSTEE                                         TRUSTEE
Gregory A. Ostendorf

This Plan may not be used, and shall not be deemed to be a Prototype Plan, unless an authorized representative of The Minnesota Life Insurance Company has acknowledged the use of the Plan. Such acknowledgment is for administerial purposes only. It acknowledges that the Employer is using the Plan but does not represent that this Plan, including the choices selected on the Adoption Agreement, has been reviewed by a representative of the sponsor or constitutes a qualified retirement plan.

The Minnesota Life Insurance Company


By:__________________________
      Assistant Secretary

With regard to any questions regarding the provisions of the Plan, adoption of the Plan, or the effect of an opinion letter from the IRS, call or write (this information must be completed by the sponsor of this Plan or its designated representative):

Name                   The Minnesota Life Insurance Company
                       ---------------------------------------------------
Address                400 North Robert Street
                       ---------------------------------------------------
                       Saint Paul, Minnesota 55101-2098
                       ---------------------------------------------------
Telephone              (651) 665-3932
                       ---------------------------------------------------